Exhibit 1.1

6,500,000 Shares

WONDER AUTO TECHNOLOGY, INC.

Common Stock (US$0.0001 Par Value)

PURCHASE AGREEMENT

                                , 2007

PIPER JAFFRAY & CO.

As Representative of the several

Underwriters named in Schedule II hereto

c/o Piper Jaffray & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

Wonder Auto Technology, Inc., a Nevada corporation (the “Company”), and the stockholder of the Company listed in Schedule I hereto (the “Selling Stockholder”) severally propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of 6,500,000 shares (the “Firm Shares”) of Common Stock, US$0.0001 par value per share (the “Common Stock”), of the Company pursuant to the terms and conditions of this agreement (the “Agreement”). The Firm Shares consist of 5,000,000 authorized but unissued shares of Common Stock to be issued and sold by the Company and 1,500,000 outstanding shares of Common Stock to be sold by the Selling Stockholder. The Company has also granted to the several Underwriters an option to purchase up to 975,000 additional shares of Common Stock on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Agreement are herein collectively called the “Securities.”

The Company and the Selling Stockholder hereby confirm their agreement with respect to the sale of the Securities to the several Underwriters, for whom you are acting as representative (the “Representative”).

1. Registration Statement and Prospectus. A registration statement on Form S-1 (File No. 333-144392) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed; and, if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b). Copies of such registration statement(s) and amendments and each related preliminary prospectus have been delivered to you.

If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus. If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Each part of such registration statement as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date, each part of such registration statement as so amended (but only from and after the effectiveness of such amendment, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act, and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rules 430A(b) of the Rules and Regulations, is hereinafter called the “Registration Statement.” The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the “Prospectus,” except that if any prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations or any other such prospectus provided to the Underwriters by the Company for use in connection with the offering of the Securities (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations, but not including a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term Prospectus shall refer to such differing prospectus from and after the time such prospectus is filed with the Commission or transmitted to the Commission for filing pursuant to such Rule 424(b) or from and after the time of its first use within the meaning of the Rules and Regulations. The term “Preliminary Prospectus” as used herein means any preliminary prospectus included in the Registration Statement prior to the time it becomes or became effective under the Act and any prospectus subject to completion as described in Rule 430A of the Rules and Regulations. All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing, shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, analysis and Retrieval System (“EDGAR”).

2. Representations and Warranties of the Company and the Selling Stockholder.

(a) The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(i) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

(ii) As of the time any part of the Registration Statement (or any post-effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act) became effective, upon the filing or first use within the meaning of the Rules and Regulations of the Prospectus (or any supplement to the Prospectus) and at the First Closing Date and Second Closing Date (as hereinafter defined), (A) the Registration Statement and the Prospectus (in each case, as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof. If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission.

(iii) The Time of Sale Disclosure Package did not, does not and will not include as of the Time of Sale any untrue statement of a material fact or omit or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus included in the Registration Statement or any statements in or omissions from any such document in reliance upon, an in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof. As used in this paragraph and elsewhere in this Agreement:

(1) “Time of Sale” means ____:00 **[a/p]m (Eastern time) on the date of this Agreement.

(2) “Time of Sale Disclosure Package” means the information on the number of Securities offered and the public offering price, and the latest Preliminary Prospectus included in the Registration Statement.

(3) “Statutory Prospectus” as of any time means the prospectus that is included in the Registration Statement immediately prior to that time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Act.

(iv) The Company is an “ineligible issuer,” as defined in Rule 405 under the Act.

(v) The consolidated financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved. All pro forma financial statements or data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply with the requirements of the Act and the Exchange Act, and the assumptions used in the preparation of such pro forma financial statements and data are reasonable, the pro forma adjustments used therein are appropriate to give effect to the transactions or circumstances described therein and the pro forma adjustments have been properly applied to the historical amounts in the compilation of those statements and data. The other financial and statistical data contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus that are not included as required. The Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet arrangements as defined by the rules of the Commission), not described in the Registration Statement (excluding the exhibits thereto), the Time of Sale Disclosure Package and the Prospectus. There are no “non-GAAP financial measures” (as such term is defined by the rules of the Commission) contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. To the Company’s knowledge, PKF, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)) and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(vi) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, prospects, properties, operations, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Effect”).

(vii) Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any material adverse change in the general affairs, condition (financial or otherwise), business, prospects, property, operations or results of operations of the Company and its subsidiaries, taken as a whole (“Material Adverse Change”) or any development involving a prospective Material Adverse Change.

(viii) Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company is the subject before or by any court or governmental agency, authority or body, or any arbitrator, which, individually or in the aggregate, might result in any Material Adverse Change.

(ix) There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus or be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so described or filed.

(x) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company is a party or by which it is bound or to which any of its property is subject, the Company’s charter or by-laws, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Securities as contemplated by this Agreement.

(xi) All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representative), and the holders thereof are not subject to personal liability by reason of being such holders; the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement, in the Time of

Sale Disclosure Package and in the Prospectus and except for any directors’ qualifying shares, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. Except as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company or any subsidiary of the Company any shares of the capital stock of the Company or any subsidiary of the Company. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(xii) The Company and each of its subsidiaries holds, and is operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of its business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect; and the Company and each of its subsidiaries is in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

(xiii) The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except such as are described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries.

(xiv) Except as stated in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company and each of its subsidiaries owns or possesses all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus; except as stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, no name which the Company or any of its subsidiaries uses and no other aspect of the business of the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others material to the business or prospects of the Company and neither the Company nor any of its subsidiaries has received any notice alleging any such infringement or fee.

(xv) Neither the Company nor any of its subsidiaries is (i) in violation of its respective charter, by-laws, memorandum of association or articles of association (or similar constitutional or organization documents), or (ii) in breach of or otherwise in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its subsidiaries is subject, except in the case of (ii) as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

(xvi) The Company and its subsidiaries have timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith and for which adequate reserves have been provided, or except as individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect; all local and national PRC governmental tax relief, concessions, waivers, holidays and preferential treatments enjoyed by the Company and its subsidiaries are valid, binding, and enforceable and do not violate any PRC Law;

(xvii) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company; provided, however, that the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act.

(xviii) The Securities have been approved for listing on the NASDAQ Global Market and, on the date the Registration Statement became or becomes effective, the Company’s Registration Statement on Form 8-A or other applicable form under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), became or will become effective.

(xix) Other than the subsidiaries of the Company listed in Exhibit 21 to the Registration Statement, the Company has no other subsidiaries.

(xx) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting, and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxi) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxii) Each of the Company and its subsidiaries carries, or is covered by, insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries.

(xxiii) The Company is not and, after giving effect to the offering and sale of the Securities, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xxiv) The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xxv) The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) and such controls and procedures are effective in ensuring that material information relating to the Company, including its subsidiaries, is made known to the principal executive officer and the principal financial officer. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus.

(xxvi) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, any applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.

(xxvii) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to U.S. sanctions administered by OFAC is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person that would, if undertaken by a U.S. person as defined in U.S. sanctions administered by OFAC, be prohibited by any U.S. sanctions administered by OFAC.

(xxviii) Except as described in the Time of Sale Disclosure Package and in the Prospectus, none of the subsidiaries of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s share capital, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company; any dividends and other distributions declared with respect to after-tax retained earnings on the equity interests of the Company’s PRC subsidiaries may under PRC laws and regulations be paid to the Company; and all such dividends and distributions will not be subject to withholding or other taxes under PRC laws and regulations and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any governmental authorization in the PRC.

(xxix) Except as described in the Time of Sale Disclosure Package and in the Prospectus, each of the Company and its subsidiaries has taken or is in the process of taking all reasonable steps (to the extent required of the Company and each such subsidiary under PRC laws and regulations) to comply with, and to ensure compliance by each of (i) its principal stockholders as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and (ii) any other persons known to the Company that are required to comply (in connection with their interests in the Company) with applicable rules and regulations of the relevant PRC governmental agencies (including, without limitation, the Ministry of Commerce, National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting such persons to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(xxx) There are no affiliations or associations between (i) any member of the NASD and (ii) the Company or, to the knowledge of the Company, any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Time of Sale Disclosure Package and in the Prospectus.

(xxxi) The Preliminary Prospectuses and the Prospectus each fairly and accurately describe all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and neither the Company nor any of its subsidiaries is engaged in any “off-balance sheet arrangements” as defined by the Securities and Exchange Commission of the United States. As used herein, the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not.”

(xxxii) The statements set forth in each Preliminary Prospectus and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the shares, and under the captions “Certain Material U.S. Federal Income Tax Consequences” and “Underwriting,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(xxxiii) The entering into and performance or enforcement of this Agreement in accordance with its terms will not subject the Underwriters to a requirement to be licensed or otherwise qualified to do business in the PRC, nor will the Underwriters be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of the entering into, performance or enforcement of this Agreement.

(xxxiv) As of the date of the Prospectus and as of the date hereof, the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the “M&A Rules”) or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules did not and do not apply to the issuance and sale of the Securities, the quotation and trading of the Securities on the NASDAQ Global Market, or the consummation of the transactions contemplated by this Agreement and the Powers of Attorney as defined below. Nor is CSRC or other PRC government approval required in connection with the above.

(xxxv) The statements set forth in the Prospectus under the captions “Risk Factors— If the China Securities Regulatory Commission, or CSRC, or another PRC regulatory agency, determines that CSRC approval is required in connection with this offering, this offering may be delayed or cancelled, or we may become subject to penalties” and “Risk Factors— PRC regulations relating to the establishment of offshore special purpose companies by PRC residents, if applied to us, may subject the PRC resident shareholders of us or our parent company to personal liability and limit our ability to acquire PRC companies or to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to distribute profits to us or otherwise materially adversely affect us” are a fair and accurate summary in all material respects of the matters described therein, and nothing has been omitted from such summary which would make the same misleading in any material respect.

(b) The Selling Stockholder represents and warrants to, and agrees with, the several Underwriters as follows:

(i) The Selling Stockholder is the record and beneficial owner of, and has, and on the First Closing Date and/or the Second Closing Date, as the case may be, will have, valid and marketable title to the Securities to be sold by it, free and clear of all security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances; and upon delivery of and payment for such Securities hereunder, the several Underwriters will acquire valid and marketable title thereto, free and clear of any security interests, claims, liens, restrictions on transferability, legends, proxies, equities or other encumbrances. The Selling Stockholder is selling the Securities to be sold by it for its own account and is not selling such Securities, directly or indirectly, for the benefit of the Company, and no part of the proceeds of such sale received by the Selling Stockholder will inure, either directly or indirectly, to the benefit of the Company other than as described in the Registration Statement and Prospectus.

(ii) The Selling Stockholder has duly authorized, executed and delivered a Letter of Transmittal and Custody Agreement (“Custody Agreement”), which Custody Agreement is a valid and binding obligation of the Selling Stockholder, to the Company, as Custodian (the “Custodian”); pursuant to the Custody Agreement, the Selling Stockholder has placed in custody with the Custodian, for delivery under this Agreement, the certificates representing the Securities to be sold by the Selling Stockholder; such certificates represent validly issued, outstanding, fully paid and nonassessable shares of Common Stock; and such certificates were duly and properly endorsed in blank for transfer, or were accompanied by all documents duly and properly executed that are necessary to validate the transfer of title thereto, to the Underwriters, free of any legend, restriction on transferability, proxy, lien or claim, whatsoever.

(iii) The Selling Stockholder has the power and authority to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by it; and the Selling Stockholder has duly authorized, executed and delivered to Mr. Qingjie Zhao and Mr. Meirong Yuan, as attorneys-in-fact (the “Attorneys-in-Fact”), an irrevocable power of attorney (a “Power of Attorney”) authorizing and directing the Attorneys-in-Fact, or either of them, to effect the sale and delivery of the Securities being sold by the Selling Stockholder, to enter into this Agreement and to take all such other action as may be necessary hereunder.

(iv) This Agreement, the Custody Agreement and the Power of Attorney have each been duly authorized, executed and delivered by or on behalf of the Selling Stockholder and each constitutes a valid and binding agreement of the Selling Stockholder, enforceable in accordance with its terms, except as rights to indemnity hereunder or thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or laws affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery of this Agreement, the Custody Agreement and the Power of Attorney and the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound, or any law, regulation, order or decree applicable to the Selling

Stockholder; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney or for the consummation of the transactions contemplated hereby and thereby, including the sale of the Securities being sold by the Selling Stockholder, except such as may be required under the Act or state securities laws or blue sky laws.

(v) The Selling Stockholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Selling Stockholder; provided, however, that the Selling Stockholder has not made nor will make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act.

(vi) The Selling Stockholder has reviewed the Registration Statement, the Time of Sale Disclosure Package and the Prospectus and neither the Registration Statement, the Time of Sale Disclosure Package nor the Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c) Any certificate signed by any officer of the Company and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; any certificate signed by or on behalf of the Selling Stockholder as such and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Selling Stockholder to each Underwriter as to the matters covered thereby.

3. Purchase, Sale and Delivery of Securities.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell 5,000,000 Firm Shares, and the Selling Stockholder agrees to sell the number of Firm Shares set forth opposite the name of the Selling Stockholder in Schedule I hereto, to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Stockholder the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto. The purchase price for each Firm Share shall be US$ per share. The obligation of each Underwriter to each of the Company and the Selling Stockholder shall be to purchase from each of the Company and the Selling Stockholder that number of Firm Shares (to be adjusted by the Representative to avoid fractional shares) which represents the same proportion of the number of Firm Shares to be sold by each of the Company and the Selling Stockholder pursuant to this Agreement as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto represents to the total number of Firm Shares to be purchased by all Underwriters pursuant to this Agreement. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule II.

The Firm Shares will be delivered by the Company and the Custodian to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company and the Custodian, as appropriate, at the offices of Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the “First Closing Date.” If the Representative so elects, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representative. Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days’ prior notice to the Company and the Custodian, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the First Closing Date at the offices of Piper Jaffray & Co., Minneapolis, Minnesota, or such other location as may be mutually acceptable.

(b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representative to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the “Second Closing” and “Second Closing Date”, respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representative in such manner as the Representative deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

The Option Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by wire transfer of same day funds payable to the order of the Company, as appropriate, at the offices of Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date. If the Representative so elect, delivery of the Option Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representative. Certificates representing the Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Second Closing Date at the office of Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

(c) It is understood that you, individually and not as Representative of the several Underwriters, may (but shall not be obligated to) make payment to the Company or the Selling Stockholder, on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company or the Selling Stockholder.

4. Covenants.

(a) The Company covenants and agrees with the several Underwriters as follows:

(i) The Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify you promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Rules and Regulations; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b); the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the

Securities by the Underwriters and to which the Company does not reasonably object; and the Company will not file any amendment or supplement to the Registration Statement or Prospectus to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

(ii) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission.

(iii) Within the time during which a prospectus (or in lieu thereof the notice referred to in Rule 173(a)) relating to the Securities is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Time of Sale Disclosure Package) to comply with the Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(iv) The Company shall take or cause to be taken all necessary action to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation, to execute a general consent to service of process in any state, or to subject itself to taxation of any jurisdiction if it is not otherwise so subject.

(v) The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement (three of which will be signed and will include all consents and exhibits filed therewith), each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

(vi) During a period of five years commencing with the date hereof, the Company will furnish to the Representative, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, the National Association of Securities Dealers, Inc., Nasdaq or any securities exchange (other than any such information, documents and reports that are filed with the Commission electronically via EDGAR or any successor system).

(vii) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

(viii) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel but not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) the fees and expenses of any transfer agent or registrar, (D) the filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, (E) listing fees, if any, and (F) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If the sale of the Securities provided for herein is not consummated by reason of action by the Company pursuant to

Section 9(a) hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholder to perform any agreement on its or their part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company or the Selling Stockholder is not fulfilled, the Company will reimburse the several Underwriters for all out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder, up to a maximum amount of US$200,000. The Company shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

(ix) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus and will file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

(x) The Company will not, without the prior written consent of Piper Jaffray & Co., from the date of execution of this Agreement and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”) offer for sale; sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except (i) to the Underwriters pursuant to this Agreement or (ii) to directors, employees and consultants of the Company under the Company’s equity incentive plans disclosed in the Time of Sale Disclosure Package and in the Prospectus, so long as such persons agree to be bound by the terms of the Lock Up Agreement described in section 4(a)(xi) hereof. The Company agrees not to accelerate the vesting of any option or warrant or the lapse of any repurchase right prior to the expiration of the Lock-Up Period. If (1) during the period that begins on the date that is 18 calendar days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, (a) the Company issues an earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Agreement, unless otherwise waived by Piper Jaffray & Co. in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (a) the Company issues the earnings release, (b)

the Company publicly announces material news or (c) a material event relating to the Company occurs. The Company will provide the Representative, any co-managers and each stockholder subject to the Lock-Up Agreement (as defined below) with prior notice of any such announcement that gives rise to the extension of the Lock-Up Period.

(xi) The Company has caused to be delivered to you prior to the date of this Agreement a letter from each person or entity set forth on Schedule III hereto stating that such person or entity agrees that he, she or it will not, without your prior written consent, offer for sale, sell, contract to sell or otherwise dispose of, as set forth in such letter, any shares of Common Stock or rights to purchase Common Stock, except to the Underwriters pursuant to this Agreement, for a period of 90 days after commencement of the public offering of the Securities by the Underwriters (the “Lock-Up Agreement”). The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

(xii) The Company will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

(xiii) The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xiv) The Company will timely file with the Commission such periodic and special reports as required by the Rules and Regulations.

(xv) The Company and its subsidiaries will maintain such controls and other procedures, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(xvi) The Company and its subsidiaries will comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(xvii) The Company represents and agrees that, and each Underwriter severally represents and agrees that, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act.

(b) The Selling Stockholder covenants and agrees with the several Underwriters as follows:

(i) Except as otherwise agreed to by the Company and the Selling Stockholder pursuant to an outstanding registration rights agreement, a true and correct copy of which has been delivered to counsel to the Underwriters, the Selling Stockholder will pay all taxes, if any, on the transfer and sale, respectively, of the Securities being sold by the Selling Stockholder, the fees of the Selling Stockholder’s counsel and the Selling Stockholder’s proportionate share (based upon the number of Securities being offered by the Selling Stockholder pursuant to the Registration Statement) of all costs and expenses (except for legal and accounting expenses and fees of the registrar and transfer agent) incurred by the Company pursuant to the provisions of Section 4(a)(viii) of this Agreement; provided, however, that the Selling Stockholder agrees to reimburse the Company for any reimbursement made by the Company to the Underwriters pursuant to Section 4(a)(viii) hereof to the extent such reimbursement resulted from the failure or refusal on the part of the Selling Stockholder to comply under the terms or fulfill any of the conditions of this Agreement.

(ii) If this Agreement shall be terminated by the Underwriters because of any failure, refusal or inability on the part of the Selling Stockholder to perform any agreement on the Selling Stockholder’s part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Selling Stockholder is not fulfilled, the Selling Stockholder agrees to reimburse the several Underwriters for all out-of-pocket disbursements (including fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. The Selling Stockholder shall not in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

(iii) The Securities to be sold by the Selling Stockholder, represented by the certificates on deposit with the Custodian pursuant to the Custody Agreement of the Selling Stockholder, are subject to the interest of the several Underwriters; the arrangements made for such custody are, except as specifically provided in the Custody Agreement, irrevocable; and the obligations of the Selling Stockholder hereunder shall not be terminated, except as provided in this Agreement or in the Custody Agreement, by any act of the Selling Stockholder, by operation of law, whether by the liquidation, dissolution or merger of the Selling Stockholder, by the death of the Selling Stockholder, or by the occurrence of any other event. If the Selling Stockholder should liquidate, dissolve or be a party to a merger or if any other such event should occur before the delivery of the Securities hereunder, certificates for the Securities deposited with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such liquidation, dissolution, merger or other event had not occurred, whether or not the Custodian shall have received notice thereof.

(iv) The Selling Stockholder will not, without the prior written consent of Piper Jaffray & Co., during the Lock-Up Period, offer for sale, sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) or otherwise dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, or other disposition), any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except to the Underwriters pursuant to this Agreement. In addition, the Selling Stockholder agrees that, without the prior written consent of Piper Jaffray & Co., it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock. If (1) during the period that begins on the date that is 18 calendar days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, (a) the Company issues an earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions in this Agreement, unless otherwise waived by Piper Jaffray & Co. in writing, shall continue to apply until the expiration of the date that is 18 calendar days after the date on which (a) the Company issues the earnings release, (b) the Company publicly announces material news or (c) a material event relating to the Company occurs.

Any shares of Common stock received upon exercise of options granted to the Selling Stockholder will also be subject to this clause (iv). A transfer of shares of Common Stock in connection with a bona fide gift or to a family member or trust may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement. In addition, notwithstanding the foregoing, if the Selling Stockholder is a corporation, business trust, association, limited liability company, partnership, limited liability partnership, limited liability limited partnership or other entity (collectively, the

“Entities” or, individually, the “Entity”), the Selling Stockholder may transfer shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock to any Entity which is directly or indirectly controlled by, or is under common control with the Selling Stockholder and, if the Selling Stockholder is a partnership or limited liability company, the Selling Stockholder may transfer the Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock to its partners, former partners or an affiliated partnership (or members, former members or an affiliated limited liability company) managed by the same manager or managing partner (or managing member, as the case may be) or management company, or managed by an entity controlling, controlled by, or under common control with, such manager or managing partner (or managing member) or management company in accordance with partnership (or membership) interests; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock subject to the provisions of this Agreement and there shall be no further transfer of such Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.

(v) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of Common Stock which, if effected by the Company, would be required to be disclosed in response to Item 701 of Regulation S-K.

(vi) The Selling Stockholder shall immediately notify you if any event occurs, or of any change in information relating to the Selling Stockholder or the Company or any new information relating to the Company or relating to any matter stated in the Time of Sale Disclosure Package or in the Prospectus or any supplement thereto, which results in the Time of Sale Disclosure Package or in the Prospectus (as amended or supplemented) including an untrue statement of a material fact or omitting to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(vii) The Selling Stockholder shall deliver to the Custodian or the Representative, as appropriate, prior to the First Closing Date, a properly completed and executed United States Treasury Department Form W-8BEN (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First

Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company and the Selling Stockholder contained herein, to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions:

(a) The Registration Statement shall have become effective not later than 5:00 p.m., Central time, on the date of this Agreement, or such later time and date as you, as Representative of the several Underwriters, shall approve and all filings required by Rules 424, 430A and 433 of the Rules and Regulations shall have been timely made (without reliance on Rule 424(b)(8) or Rule 164(b)); no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package or the Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus or otherwise) shall have been complied with to your satisfaction.

(b) No Underwriter shall have advised the Company that the Registration Statement, the Time of sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(c) Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d) On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(e) On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion of Thelen Reid & Brown Raysman & Steiner LLP, United States counsel for the Company, and the opinion of Thelen Reid & Brown Raysman & Steiner LLP, United States counsel for the Selling Stockholder , dated such Closing Date and addressed to you, in the forms attached hereto as Exhibit A-1 and Exhibit A-2, respectively.

(f) On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion of Beijing Jiayuan Law Firm, PRC counsel for the Company, addressed to you, in substantially the form attached hereto as Exhibit B.

(g) On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion of Maples and Calder, British Virgin Islands counsel for the Company, dated such Closing Date and addressed to you, in substantially the form attached hereto as Exhibit C.

(h) On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion of Maples and Calder, counsel for the Selling Stockholder, dated such Closing Date and addressed to you and in substantially the form attached hereto as Exhibit D.

(i) On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, such opinion or opinions from O’Melveny & Myers LLP, United States counsel for the several Underwriters, dated such Closing Date and addressed to you, in form and substance satisfactory to the Representative.

(j) On each Closing Date, there shall have been furnished to you the opinion of Tian Yuan Law Firm, PRC counsel for the several Underwriters, addressed to you, in form and substance satisfactory to the Representative.

(k) On each Closing Date you, as Representative of the several Underwriters, shall have received a letter of PKF, dated such Closing Date and addressed to you, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Time of Sale Disclosure Package, as of a date not prior to the date hereof or more than five days prior to the date of such letter), the conclusions and findings of said firm, customarily included in accountants’ “comfort letter,” with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

(l) On each Closing Date, there shall have been furnished to you, as Representative of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date;

(ii) No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Securities for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package or the Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii) The signers of said certificate have carefully examined the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, and any amendments thereof or supplements thereto, and (A) each part of the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto contain, and contained when such part of the Registration Statement, or any amendment thereof, became effective, all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain and did not contain when such part of the Registration Statement, or any amendment thereof, became effective, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include and did not include as of its date or the time of first use within the meaning of the Rules and Regulations, any untrue statement of material fact or omit to state and did not omit to state as of its date or the time of first use within the meaning of the rules and Regulations a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) the Time of Sale Disclosure Package does not include, nor included as of the Time of Sale any untrue statement of a material fact or omits, or omitted as of the Time of Sale, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) since the Time of Sale there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (D) subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and except as disclosed in the Time of Sale Disclosure Package and in the Prospectus, there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company, or any of its subsidiaries, or any Material Adverse Change or any development involving a prospective Material Adverse Change (whether or not arising in the ordinary course of business), and (E) except as stated in the Time of Sale Disclosure Package and in the Prospectus, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company or any of its subsidiaries is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any Material Adverse Change.

(m) On each Closing Date, the Company will deliver to you a certificate of the Company’s Secretary dated such Closing Date and in form and substance satisfactory to you and substantially in the form set forth in Exhibit E hereto.

(n) On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, a certificate or certificates, dated such Closing Date and addressed to you, signed by the Selling Stockholder or either of the Selling Stockholder’s Attorneys-in-Fact to the effect that the representations and warranties of the Selling Stockholder contained in this Agreement are true and correct as if made at and as of such Closing Date, and that the Selling Stockholder has complied with all the agreements and satisfied all the conditions on the Selling Stockholder’s part to be performed or satisfied at or prior to such Closing Date.

(o) You shall have received each of the Lock-Up Agreements signed by the persons and entities set forth on Schedule III hereto on or before the date of this Agreement, and each such Lock-Up Agreement shall be in full force and effect on each Closing Date.

(p) The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

(q) The NASDAQ Stock Market, Inc. shall have approved the Securities for listing on the NASDAQ Global Market.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6. Indemnification and Contribution.

(a) The Company and Mr. Qingjie Zhao (the “Controlling Person”), jointly and severally, agree to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and/or such Controlling Person, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430(C) of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Controlling Person shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

In addition to their other obligations under this Section 6(a), the Company and the Controlling Person, jointly and severally, agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 6(a), they will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s and/or the Controlling Person’s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the party or parties that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by                      (the “Prime Rate”). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company or the Controlling Person may otherwise have.

(b) The Selling Stockholder agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and/or the Selling Stockholder, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430(C) of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto or in any Marketing Materials, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement or in any Marketing Materials, in reliance upon and in conformity with written information furnished to the Company or such Underwriter by the Selling Stockholder expressly for use therein.

(c) Each Underwriter will indemnify and hold harmless the Company and the Selling Stockholder against any losses, claims, damages or liabilities to which the Company and the Selling Stockholder may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale

Disclosure Package, the Prospectus, or any amendment or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof, and will reimburse the Company and the Selling Stockholder for any legal or other expenses reasonably incurred by the Company or the Selling Stockholder in connection with investigating or defending against any such loss, claim, damage, liability or action.

(d) Promptly after receipt by an indemnified party under subsections (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representative, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representative shall have the right to employ a single counsel to represent the Representative and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) or (b) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the second paragraph in subsection (a) above). An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.

(e) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Controlling Person and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Controlling Person and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Controlling Person and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, the Controlling Person and Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Controlling Person and the Selling Stockholder or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Controlling Person and the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) The obligations of the Company, the Controlling Person and the Selling Stockholder under this Section 6 shall be in addition to any liability which the Company, the Controlling Person and the Selling Stockholder may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act.

(g) The Underwriters severally confirm and the Company, the Controlling Person and the Selling Stockholder acknowledges that the statements with respect to the public offering of the Securities by the Underwriters regarding the names and corresponding share amounts set forth in the table of the underwriters under the caption “Underwriting” and the concession and reallowance figures and the paragraph relating to stabilization by the Underwriters appearing under the caption “Underwriting” in the Time of Sale Disclosure Package and in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus.

7. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company and the Selling Stockholder herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters, the Company and the Selling Stockholder contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, or the Selling Stockholder or any controlling person thereof, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

8. Substitution of Underwriters.

(a) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule II hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination neither the Company nor the Selling Stockholder shall be under any liability to any Underwriter (except to the extent provided in Section 4(a)(viii),

Section 4(b)(ii) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company or the Selling Stockholder (except to the extent provided in Section 6 hereof).

If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representative or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, in the Time of Sale Disclosure Package, in the Prospectus or in any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

9. Effective Date of this Agreement and Termination.

(a) This Agreement shall become effective at 10:00 a.m., Central time, on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective time of the Registration Statement as you in your discretion shall first release the Securities for sale to the public; provided, that if the Registration Statement is effective at the time this Agreement is executed, this Agreement shall become effective at such time as you in your discretion shall first release the Securities for sale to the public. For the purpose of this Section, the Securities shall be deemed to have been released for sale to the public upon release by you of an electronic communication authorizing commencement of the offering the Securities for sale by the Underwriters or other securities dealers. By giving notice as hereinafter specified before the time this Agreement becomes effective, you, as Representative of the several Underwriters, or the Company, may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Section 4(a)(viii), Section 4(b)(ii) and Section 6 hereof shall at all times be effective.

(b) You, as Representative of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, other than conditions in Sections 5(i) and (j), and (iii) trading on the Nasdaq Global Market, New York Stock Exchange or the American Stock Exchange shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Global Market, New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(viii), Section 4(b)(ii) and Section 6 hereof shall at all times be effective.

(c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company and an Attorney-in-Fact, on behalf of the Selling Stockholder, shall be notified promptly by you by telephone, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, you and an Attorney-in-Fact, on behalf of the Selling Stockholder, shall be notified by the Company by telephone, confirmed by letter.

10. Default by the Selling Stockholder or the Company. If the Selling Stockholder shall fail at the First Closing Date to sell and deliver the number of Securities which the Selling Stockholder is obligated to sell hereunder, then the Underwriters may at your option, by notice from you to the Company, either (a) terminate this Agreement without any liability on the part of any non-defaulting party or (b) elect to purchase the Securities which the Company has agreed to sell hereunder.

In the event of a default by the Selling Stockholder as referred to in this Section, either you or the Company shall have the right to postpone the First Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement, in the Time of Sale Disclosure Package or in the Prospectus or in any other documents or arrangements.

If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party.

No action taken pursuant to this Section shall relieve the Company or the Selling Stockholder so defaulting from liability, if any, in respect of such default.

11. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Representative c/o Piper Jaffray & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, United States, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address stated in the Underwriters’ Questionnaire furnished by such Underwriter in connection with this offering; if to the Company, shall be mailed or delivered to it at No. 16 Yulu Street, Taihe District, Jinzhou City, Liaoning Province, China, Attention: Qingjie Zhao; if to the Selling Stockholder, at the address of the Attorneys-in-Fact as set forth in the Powers of Attorney, or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

13. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Representative has been retained solely to act as an underwriter in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising the Company on other matters; (b) the price and other terms of the Securities set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Representative and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representative and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representative is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representative and the other Underwriters, and not on behalf of the Company; (e) it waives to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

15. Submission to Jurisdiction. In connection with any action involving each of the Controlling Person and the Selling Stockholder arising out of or relating to this Agreement, the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York shall have jurisdiction over the adjudication of such matters, and each of the Controlling Person and the Selling Stockholder consents to the jurisdiction of such courts and personal service with respect thereto. Each of the Controlling Person and the Selling Stockholder hereby consents to personal jurisdiction, service and venue in any court in which any claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each of the Underwriters, the Controlling Person and the Selling Stockholder (on its behalf and, in the case the Selling Stockholder that is not an individual, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Controlling Person and the Selling Stockholder agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon each of the Controlling Person and the Selling Stockholder and may be enforced in any other courts to the jurisdiction of which said Controlling Person or Selling Stockholder is or may be subject, by suit upon such judgment. Each of the Controlling Person and the Selling Stockholder has irrevocably appointed [CT Corporation System] as its respective authorized agent upon whom process may be served in any action, proceeding or counterclaim in any way relating to, arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York court.

16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this Agreement whereupon it will become a binding agreement between the Company, the Controlling Person, the Selling Stockholder and the several Underwriters in accordance with its terms.

Very truly yours,

WONDER AUTO TECHNOLOGY, INC.

By
Qingjie Zhao
Chief Executive Officer

EMPOWER CENTURY LIMITED

By
Attorney-in-Fact

CONTROLLING PERSON

Qingjie Zhao

Confirmed as of the date first above mentioned, on behalf of themselves and the other several Underwriters named in Schedule II hereto.

PIPER JAFFRAY & CO.

By
Managing Director

SCHEDULE I

Selling Stockholder

Name	Number of Firm Shares to be Sold
Empower Century Limited	1,500,000
Total	1,500,000

SCHEDULE II

Underwriter	Number of Firm Shares (1)
Piper Jaffray & Co.
Roth Capital Partners, LLC

Total

(1)	The Underwriters may purchase up to an additional 975,000 Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE III

LIST OF PARTIES TO EXECUTE LOCK-UP AGREEMENTS

1. Qingjie Zhao

2. Meirong Yuan

3. Larry Goldman

4. David Murphy

5. Xingye Zhang

6. Yuncong Ma

7. Seuk Jun Kim

8. Yuguo Zhao

9. Yongdong Liu

10.	Yuechun Xie

11.	Empower Century Limited

12.	Choice Inspire Limited

EXHIBIT A-1

FORM OF OPINION OF THELEN REID BROWN RAYSMAN & STEINER LLP AS

UNITED STATES COUNSEL TO THE COMPANY

EXHIBIT A-2

FORM OF OPINION OF THELEN REID BROWN RAYSMAN & STEINER LLP AS

UNITED STATES COUNSEL TO THE SELLING STOCKHOLDER

EXHIBIT B

FORM OF OPINION OF BEIJING JIAYUAN LAW FIRM

EXHIBIT C

FORM OF OPINION OF MAPLES AND CALDER AS BRITISH VIRGIN ISLANDS

COUNSEL TO THE COMPANY

EXHIBIT D

FORM OF OPINION OF MAPLES AND CALDER AS BRITISH VIRGIN ISLANDS

COUNSEL TO THE SELLING STOCKHOLDER

EXHIBIT E

WONDER AUTO TECHNOLOGY, INC.

SECRETARY’S CERTIFICATE

Reference is made to that certain Purchase Agreement, dated as of [  •  ], 2007 (the “Agreement”), by and among Wonder Auto Technology, Inc., a Nevada corporation (the “Company”), the Selling Stockholders named therein and the Representative named therein. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

I, Yuechun Xie, do hereby certify that I am the Secretary of the Company, and that, as such, I am authorized to execute this certificate on behalf of the Company, and do hereby further certify that:

1. Attached hereto as Exhibit I is a true and complete copy of the Amended and Restated Articles of Incorporation, including all amendments thereto (the “Articles”), of the Company, certified by the Secretary of the State of Nevada on [  •  ], 2007. No document with respect to an amendment to the Articles has been filed in the office of the Secretary of the State of Nevada since the date of certification, and no action has been taken by the Company since such date in contemplation of any such amendment or the dissolution, merger, or consolidation of the Company, other than as contemplated by the Agreement.

2. Attached hereto as Exhibit II is a true and complete copy of the Bylaws of the Company, as in full force and effect on and as of the date hereof. No action has been taken by the stockholders or directors of the Company in contemplation of any amendment to such Bylaws.

3. Attached hereto as Exhibit III is a true and complete copy of the resolutions adopted by the Company’s Board of Directors authorizing the execution, delivery and performance of the Agreement and all transactions contemplated thereunder, and all other instruments, certificates and other documents executed in connection thereto, and such resolutions have not been amended, annulled, rescinded or revoked and remain in full force and effect. Such resolutions are the only resolutions adopted by the Board of Directors of the Company pertaining to the Agreement and the approval of the transactions and other agreements thereunder.

4. Attached hereto as Exhibit IV is a true and complete copy of the all correspondence with Staff of the U.S. Securities and Exchange Commission with respect to the Registration Statement.

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IN WITNESS WHEREOF, I have signed my name as of [  •  ], 2007.

By:
Name:	Yuechun Xie
Title:	Secretary